As filed with the Securities and Exchange Commission on July 3, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ________________________________
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ________________________________

                                LEGG MASON, INC.
             (Exact name of registrant as specified in its charter)


            Maryland                                   52-1200960
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Robert F. Price
              Senior Vice President, Secretary and General Counsel
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 539-0000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE
============================================================================================================================

                                                                 Proposed Maximum      Proposed Maximum
   Title of Each Class of Securities         Amount to be       Offering Price Per    Aggregate Offering      Amount of
            to be Registered                  Registered              Unit(1)              Price(1)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share       59,943 shares            $47.675             $2,857,783             $263
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock reported in the consolidated system on June 26, 2002.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED JULY 3, 2002


                                  59,943 SHARES

                                LEGG MASON, INC.

                                  COMMON STOCK


              The selling stockholders may offer from time to time an aggregate of up to 59,943 shares of our common stock. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

              The selling stockholders may offer their shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices.

              Our common stock trades on the New York Stock Exchange under the symbol "LM". On June 28, 2002, the closing price of Legg Mason, Inc. common stock as reported on the New York Stock Exchange was $49.34 per share.

                             ______________________

              Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ______________________


The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.






                  The date of this Prospectus is July __, 2002

                                TABLE OF CONTENTS
                                                                          Page

FORWARD-LOOKING INFORMATION..........................................    2

WHERE YOU CAN FIND MORE INFORMATION.................................     4

THE COMPANY.........................................................     5

MARKET PRICES AND DIVIDEND POLICY...................................     6

USE OF PROCEEDS.....................................................     7

SELLING STOCKHOLDERS................................................     7

DESCRIPTION OF CAPITAL STOCK........................................     8

ERISA MATTERS.......................................................    11

PLAN OF DISTRIBUTION................................................    12

LEGAL MATTERS.......................................................    13

INDEPENDENT ACCOUNTANTS.............................................    13

         In this prospectus, we use the term "Legg Mason" to refer to Legg Mason, Inc. The term "we," "us," and "our" refer to Legg Mason and its predecessors and subsidiaries. The term "Wallington" refers to Wallington Asset Management, Inc. The term "Acquisition Agreement" refers to the Agreement and Plan of Reorganization and Liquidation dated as of November 28, 2001 by and among Legg Mason, Bartlett & Co., Wallington and Wallington's sole shareholder.

         You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted.

                           FORWARD-LOOKING INFORMATION

         Some of the statements in the prospectus and any documents incorporated by reference constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements. These forward-looking statements may contain information related, but not limited to:

o        Anticipated growth in revenues or earnings per share;

o Anticipated changes in our business or in the amount of client assets under management;

o Anticipated expense levels and expectations regarding financial market conditions; and

o        Anticipated performance of recent, pending and future acquisitions.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology.
Theses statements are only predictions. Actual events or results may differ materially due to a number of factors including:

o        the volatile and competitive nature of the financial services industry;

o        changes in domestic and foreign economic and market conditions;

o the loss of key employees or principals of our current or future operating subsidiaries;

o the effect of current and future federal, state and foreign regulation of the financial services industry, including potential liability under applicable securities laws;

o market, credit and liquidity risks associated with our investment management, underwriting, securities trading and market-making activities;

o        the impairment of acquired intangible assets and goodwill;

o potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements; and

o        the effect of any acquisitions.

         Moreover, we do not nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions "Business--Factors Affecting the Company and the Financial Services Industry" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our most recent Annual Report on Form 10-K, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements.

         We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the Symbol "LM". Information about us also is available at the exchange.

         This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

         The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date on which the selling stockholders cease offering and selling these securities:

o       Annual Report on Form 10-K for the year ended March 31, 2002; and

o The description of our common stock, par value $.10 per share, contained in Amendment No. 5 to our Application for Registration on Form 8-A, filed February 23, 2001.

         You may obtain a copy of these filings at no cost, by writing or telephoning us at the following:

                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                            Attn: Corporate Secretary
                                 (410) 539-0000

                                   THE COMPANY

         We are a holding company that, through our subsidiaries, is principally engaged in providing the following services to individuals, institutions, corporations, governments and government agencies:

o        asset management;
o        securities brokerage;
o        investment banking; and
o        other related financial services.

We currently operate through four business segments: Asset Management, Private Client, Capital Markets and Other.

         In our Asset Management business segment, we provide investment advisory services to company-sponsored investment funds and asset management services to institutional and individual investors. As of March 31, 2002, our subsidiaries had an aggregate of $177.0 billion of assets under management. We divide our asset management business into three groups: Mutual Funds, Institutional and Wealth Management.

         In our Mutual Funds business, we sponsor domestic and international equity, fixed income and money market mutual and closed-end funds and other proprietary funds. We have two asset management subsidiaries that primarily focus on managing proprietary investment funds:

o        Legg Mason Funds Management, Inc., which is located in Baltimore,
         Maryland; and
o        Royce & Associates, LLC, which is located in New York, New York.

         Our Institutional asset management subsidiaries provide a wide range of
asset   management   services  and   products  to  domestic  and   international
institutional clients. Our Institutional asset management subsidiaries are:

o Western Asset Management Company and Western Asset Management Company Limited, which are primarily located in Pasadena, California and London, England;
o Perigee Investment Counsel Inc., which is primarily located in Toronto, Canada;
o Brandywine Asset Management, LLC, which is located in Wilmington, Delaware;
o Batterymarch Financial Management, Inc., which is primarily located in Boston, Massachusetts;
o Legg Mason Capital Management, Inc., which is located in Baltimore, Maryland; and
o        Legg Mason Investors Holdings plc, which is located in London, England.

         Our Wealth Management subsidiaries provide customized, discretionary investment management services and products to high net worth individuals and families, endowments and foundations and institutions. Our Wealth Management subsidiaries are:

o        Private Capital Management, L.P., which is located in Naples, Florida;
o        Bartlett & Co., which is primarily located in Cincinnati, Ohio;
o        Barrett Associates, Inc., which is located in New York, New York;
o        Gray, Seifert & Co., Inc., which is located in New York, New York;
o Berkshire Asset Management, Inc., which is located in Wilkes-Barre, Pennsylvania;
o Legg Mason Focus Capital, Inc., which is primarily located in Bala Cynwyd, Pennsylvania; and
o        Legg Mason Trust, fsb, which is located in Baltimore, Maryland.

         Our Private Client and Capital Markets business segments are primarily conducted through Legg Mason Wood Walker, Incorporated ("Legg Mason Wood Walker"), our principal broker-dealer subsidiary. Legg Mason Wood Walker is a full service broker-dealer, investment adviser and investment banking firm operating primarily in the Eastern and Southern regions of the United States.

         Our Other business segment consists primarily of the operations of Legg Mason Real Estate Services, Inc., our principal real estate finance subsidiary. Legg Mason Real Estate Services is primarily engaged in commercial mortgage banking and servicing and discretionary and non-discretionary management of commercial real estate-related assets.

         We were incorporated in Maryland in 1981 to serve as a holding company for Legg Mason Wood Walker, Incorporated and our other subsidiaries. The predecessor company to Legg Mason Wood Walker, Incorporated was formed in 1970 under the name Legg Mason & Co. Inc., to combine the operations of Legg & Co., a Maryland-based broker-dealer formed in 1899, and Mason & Company, Inc., a Virginia-based broker-dealer formed in 1962. Our subsequent growth has occurred through internal expansion as well as through our acquisition of asset management, broker-dealer and commercial mortgage banking firms. Our principal offices are located at 100 Light Street, Baltimore, Maryland 21202. Our telephone number is (410) 539-0000.

                        MARKET PRICES AND DIVIDEND POLICY

         Our common stock trades on the New York Stock Exchange under the symbol "LM." There were approximately 2,631 registered holders of our common stock as of June 17, 2002. The table below sets forth the high and low sales prices of our common stock as reported for New York Stock Exchange Composite Transactions and the quarterly cash dividends declared per share of our common stock during the periods indicated.




                                                                                                        CASH
                                                                       PRICE RANGE                      DIVIDENDS
                                                                       LOW             HIGH             DECLARED

         1999
              Quarter Ended:
                  March 31, 1999.....................................  $26.44          $35.88           $  .065
                  June 30, 1999......................................  $31.06          $42.88           $  .065
                  September 30, 1999.................................  $32.56          $40.94           $   .08
                  December 31, 1999..................................  $30.63          $41.75           $   .08
         2000
              Quarter Ended:
                  March 31, 2000.....................................  $30.69          $51.25           $    .08
                  June 30, 2000......................................  $35.13          $52.38           $    .08
                  September 30, 2000.................................  $47.63          $60.25           $    .09
                  December 31, 2000..................................  $42.88          $59.63           $    .09
         2001
              Quarter Ended:
                  March 31, 2001 ....................................  $40.15          $56.99           $    .09
                  June 30, 2001......................................  $38.06          $51.50           $    .09
                  September 30, 2000.................................  $34.25          $50.93           $    .10
                  December 31, 2000                                    $38.35          $50.80           $    .10
         2002
              Quarter Ended:
                  March 31, 2002 ....................................  $48.36          $57.10           $    .10
                  June 30, 2002......................................  $46.65          $57.15           $    .10


         1   Excludes dividends declared by Perigee Inc. prior to its being acquired in May 2000.

         See the cover page for the closing price for our common stock on the New York Stock Exchange on June 28, 2002.

         Our board of directors currently intends to continue to pay regular quarterly cash dividends; however, the declaration and payment of future dividends will be determined by our board of directors in its sole discretion. Our board's decision will depend upon our earnings, financial condition and capital needs and other factors that the board of directors deems relevant.

                                 USE OF PROCEEDS

         All of the proceeds from the sale of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the sale of our common stock.

                              SELLING STOCKHOLDERS

         Under the Acquisition Agreement, we have issued 59,943 shares of our common stock to the shareholder of Wallington. We have agreed to prepare and file a registration statement to register the resale of these shares of common stock by the shareholder of Wallington to the public. We have agreed to use commercially reasonable efforts to have the registration statement declared effective and to keep the registration statement effective until the earlier of the first anniversary of the closing of the Wallington acquisition or the date that the selling stockholder hereunder has sold all of the common stock.

         This prospectus covers the offer and sale by each selling stockholder of Legg Mason of the number of shares of Legg Mason common stock owned by the selling stockholder set forth below. The following table sets forth (i) the names of each selling stockholder, (ii) the nature of any position, office or other material relationship that the selling stockholder has had with us within the past three years, (iii) the number of shares of common stock and (if one percent or more) the percentage of common stock beneficially owned as of June 28, 2002 by each selling stockholder, (iv) the number of shares of common stock that may be offered or sold by or on behalf of each selling stockholder hereunder and (v) the amount and (if one percent or more) the percentage of shares of common stock to be owned by each selling shareholder upon the completion of the offering assuming all shares offered by such selling stockholder are sold. Any or all of the shares listed below under the heading "Shares to be Sold" may be offered for sale by or on behalf of the selling stockholder.

                       Shares Beneficially Owned            Shares Beneficially
                          Owned Prior to         Shares to    Owned After
Selling Stockholders      the Offering            be Sold     the Offering
                         Number     Percent                 Number       Percent
Terence P. Weiss*        59,943        **         59,943     0               0

___________________

*Employee of our subsidiary Bartlett & Co.

**Less than 1%

         We prepared this table based on the information supplied to us as of July 3, 2002, by the selling stockholder named in the table. The selling stockholder listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of his shares of common stock since the date on which the information is presented in the above table. Information about the selling stockholders may change over time. Any changed information supplied to us will be set forth in future prospectus supplements.


                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share. As of June 28, 2002, we had 64,823,714 shares of common stock and one share of preferred stock outstanding.

Common Stock

         Holders of our common stock are entitled to:

o        one vote per share on matters to be voted upon by the stockholders;

o receive dividends out of funds legally available for distribution when and if declared by our board of directors; and

o share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after provisions for distributions to the holders of any preferred stock.

         We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

         Holders  of  our  common  stock  have  no   preemptive,   subscription,
redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable.

         The holders of our common stock do not have cumulative voting rights. This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors. Our by-laws provide for a classified board of directors consisting of three classes with staggered three-year terms.

Transfer Agent

         The transfer agent and registrar for our common stock is First Union National Bank, Charlotte, North Carolina.

Preferred Stock

         Our Articles of Incorporation authorize our board of directors to issue shares of preferred stock, par value $10.00 per share, and to fix the terms (including voting rights, dividends, redemption and conversion provisions, if any, and rights upon liquidation) of any shares issued. Outstanding shares of preferred stock that are redeemed or are converted to common stock are restored to the status of authorized and unissued shares of preferred stock issuable in series by our board of directors.

         On May 26, 2000, we issued one special voting share of preferred stock in connection with our acquisition of Perigee Inc. This special voting share provides the holders of exchangeable shares of our subsidiary, Legg Mason Canada Holdings Ltd. with substantially the same voting rights as the holders of our common stock. The special voting share has a number of votes, which may be cast at a Legg Mason stockholders' meeting, equal to the number of exchangeable shares outstanding. As of June 28, 2002, there were 2,419,894 exchangeable shares outstanding.

         Our board of directors has the authority, under our Articles of Incorporation, to classify or reclassify any unissued preferred stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

Two-Tier Business Combination Provisions

         Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets. Our Articles of Incorporation require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any "business combination" of us with any "Related Person" unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term "business combination" is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

         However, if the Related Person pays a "fair price" to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person. Under our Articles of Incorporation, the "fair price" must be at least equal to the greater of:

o the highest price paid or agreed to be paid by the Related Person to purchase shares of our common stock during the 24-month period prior to the taking of such vote; or

o the highest market price of the common stock during the 24-month period prior to the taking of such vote; or

o the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

         In addition, the "fair price" consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

         The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our "Disinterested Directors." A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

         Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote that includes a majority of the Disinterested Directors.

         The business combination provisions under our Articles of Incorporation could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

                                  ERISA MATTERS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on

o        "employee benefit plans" (as defined in Section 3(3) of ERISA),

o "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

o entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan"), and

o persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

         In addition to the foregoing exemptions, certain insurance company general accounts, which support policies issued by an insurer on or after December 31, 1998 to or for the benefit of Plans, are allowed to purchase common stock in reliance upon regulations promulgated by the Department of Labor pursuant to Section 1460 of the Small Business Job Protection Act of 1996. If such policies satisfy the Section 1460 regulations, then the insurer will be deemed in compliance with ERISA's fiduciary requirements and prohibited transaction rules with respect to those assets of the insurer's general account which supports such policies.

         ERISA also imposes  certain  duties on persons who are  fiduciaries  of
Plans  subject  to  ERISA,   and  both  ERISA  and  the  Code  prohibit  certain
transactions between a Plan and parties in interest or disqualified persons.

         Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If our common stock is acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

         Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include:

         o Prohibited Transaction Class Exemption ("PTE") 95-60, 60 FR 35925, July 12, 1995, which exempts certain transactions involving insurance company general accounts;

         o PTE 90-1, 55 FR 2891, January 29, 1990, which exempts certain transactions involving insurance company pooled separate accounts;

         o PTE 91-38, 56 FR 31966, June 12, 1991, which exempts certain transactions involving bank collective investment funds; and

         o PTE 84-14, 49 FR 9494, March 13, 1984, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager.

         If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of our common stock by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

         Further, each Plan fiduciary should take into account, among other considerations:

         o    whether the fiduciary has the authority to make the investment;

         o    whether   the   investment   constitutes   a  direct  or  indirect
              transaction with a party in interest or disqualified person;

         o    the   composition   of  the  Plan's   portfolio  with  respect  to
              diversification by type of asset;

         o    the Plan's funding objectives;  the tax effects of the investment;
              and

         o whether under the general fiduciary standards of investment procedure and diversification an investment in our common stock is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and all other appropriate factors.

         Prior to making an investment in our common stock, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above, and whether the investment is otherwise a permissible and appropriate investment for the Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

                              PLAN OF DISTRIBUTION

         We are registering shares of our common stock on behalf of the selling stockholders. We will pay for costs, expenses and fees in connection with the registration of the shares, except for brokerage commissions incurred by the selling stockholders in connection with the sale or other disposition of the common stock. The selling stockholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

o        on the New York Stock Exchange,

o        in the over-the-counter market,

o        in privately negotiated transactions,

o        through put or call options transactions relating to the shares,

o        through short sales of shares, or

o        a combination of such methods of sale.


         The selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling stockholders may offer and sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commission from the selling stockholders and/or the purchasers of shares.

         We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act.

         Certain of the brokers, dealers or agents and their associates who may become involved in the sale of the shares may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

                                  LEGAL MATTERS

         The validity of the Legg Mason common stock offered hereby will be passed upon for us by our General Counsel, Robert F. Price, Esq. Mr. Price beneficially owns, or has rights to acquire under our employee benefit plan, less than one percent of our common stock.

                             INDEPENDENT ACCOUNTANTS

         The financial statements and financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Legg Mason for the year ended March 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution

         The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

     Securities and Exchange Commission Registration Fee............$263
     Accounting Fees................................................$2,000
     Miscellaneous..................................................$737
     Total..........................................................$3,000

     Item 15.  Indemnification of Directors and Officers

         The Registrant's By-laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

         Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

         The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate coverage of $35,000,000.

         The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


     Exhibit
     Number          Description of Exhibit

     4.1             Articles of Incorporation of Legg Mason, as amended.(1)

     4.2             Bylaws of Legg Mason, as amended and restated April 25,
                     1988.(2)

     5               Opinion of Robert F. Price, Esq.

     23(a)           Consent of PricewaterhouseCoopers LLP, Independent
                     Accountants.

     23(b)           Consent of Robert F. Price, Esq. (included in Exhibit 5).

     24              Powers of Attorney (included in the signature pages).

____________________
(1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.


Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes that (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on July 3, 2002.

                                  LEGG MASON, INC.
                                  (Registrant)

                                  By:  /s/ Raymond A. Mason
                                  Name:    Raymond A.  Mason
                                  Title:   Chairman of the Board, President and
                                           Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond A. Mason, Robert F. Price and Richard J. Himelfarb, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signatures                            Title                          Date

                                 Chairman of the Board,
                                 President, Chief Executive      July 3, 2002
 /s/ Raymond A. Mason            Officer and Director
 Raymond A. Mason                Principal Executive Officer)

                                 Senior Vice President
 /s/ Charles J. Daley, Jr.       (Principal Financial and        July 3, 2002
 Charles J. Daley, Jr.           Accounting Officer)


 /s/ James W. Brinkley           Director                        July 3, 2002
 James W. Brinkley

 /s/ Harry M. Ford, Jr.          Director                        July 3, 2002
 Harry M. Ford, Jr.


 /s/ Nicholas J. St. George      Director                        July 3, 2002
 Nicholas J. St. George


/s/Richard J. Himelfarb          Director                        July 3, 2002
Richard J. Himelfarb


/s/ James E. Ukrop               Director                        July 3, 2002
James E. Ukrop


/s/ Harold L. Adams              Director                        July 3, 2002
Harold L. Adams


/s/ John E. Koerner, III         Director                        July 3, 2002
John E. Koerner, III


/s/ Roger W. Schipke            Director                        July 3, 2002
Roger W. Schipke


/s/ Edward I. O'Brien            Director                        July 3, 2002
Edward I. O'Brien


/s/ Peter F. O'Malley            Director                        July 3, 2002
Peter F. O'Malley


/s/ Kurt L. Schmoke              Director                        July 3, 2002
Kurt L. Schmoke

Exhibit
Number          Description of Exhibit

4.1             Articles of Incorporation of Legg Mason, as amended. (1)

4.2             Bylaws of Legg Mason, as amended and restated April 25, 1988.(2)

5               Opinion of Robert F. Price, Esq.

23(a)           Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23(b)           Consent of Robert F. Price, Esq. (included in Exhibit 5)

24              Powers of Attorneys (included in the signature pages)

_________________
(1) Incorporated by reference to Legg Mason's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(2) Incorporated by reference to Legg Mason's Annual Report on Form 10-K for the year ended March 31, 1988.